Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257974 on Form S-4 of Griffin-American Healthcare REIT IV, Inc. of our report dated March 25, 2021, relating to the financial statements of Griffin-American Healthcare REIT III, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Deloitte & Touche LLP

Costa Mesa, California

July 27, 2021